Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of March 16, 2010 between SouthWest Water Company, a Delaware corporation (the “Company”), and SW Merger Acquisition Corp., a Delaware corporation (the “Parent”).

WHEREAS, the Company, the Parent and SW Merger Sub Corp., a Delaware corporation, are parties to that certain Agreement and Plan of Merger dated March 2, 2010 (the “Merger Agreement”); and

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act, and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Parent, and the Parent desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Parent agree as follows:

ARTICLE I.

DEFINITIONS

1.1       Definitions.  In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Merger Agreement, and (b) the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Purchased Stock pursuant to Section 2.1.

“Closing Date” means the date of this Agreement, which is the date upon which the Closing shall occur.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.01 per share.

“Company Disclosure Schedule” shall mean the Company’s disclosure schedule attached to the Merger Agreement, as defined in the introductory paragraph of Article III of the Merger Agreement.

“Company Material Adverse Effect” shall have the meaning ascribed to such term in the Merger Agreement, except that the references in such definition to “the Merger” or “this Agreement” shall instead be deemed to refer to “the sale of the Purchased Stock” and “this Agreement,” as such terms are defined herein, respectively.

“Effective Date” means the date that the initial Registration Statement filed by the Company pursuant to the Investor Rights Agreement is first declared effective by the Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Indemnified Party” shall have the meaning ascribed to such term in Section 4.5.

“Investor Rights Agreement” means the Investor Rights Agreement, dated the date hereof, between the Company and the Parent.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Purchase Price” shall have the meaning ascribed to such term in Section 2.1.

“Purchased Stock” shall have the meaning ascribed to such term in Section 2.1.

“Registration Statement” means a registration statement meeting the requirements set forth in the Investor Rights Agreement and covering the resale of the Purchased Stock by the Parent, as provided for in the Investor Rights Agreement.

“Representatives” means, with respect to any Person, such Person’s officers, directors, employees, accountants, auditors, attorneys, consultants, legal counsel, agents, investment bankers, financial advisors and other representatives.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subsidiary” means any subsidiary of the Company.

“Trading Day” means a day on which the NASDAQ Global Select Market is open for trading.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question:  the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, or the New York Stock Exchange.

“Transaction Documents” means this Agreement, the Investor Rights Agreement, all exhibits and schedules hereto and thereto and any other documents or agreements executed in connection with the sale of the Purchased Stock.

“Transfer Agent” means the Company’s then current transfer agent.

ARTICLE II.

PURCHASE AND SALE

2.1       Closing.  On the Closing Date, the Company agrees to sell, and the Parent agrees to purchase, 2,700,000 shares of Common Stock (the “Purchased Stock”) for a per share purchase price of Six Dollars ($6.00), or an aggregate purchase price of Sixteen Million Two Hundred Thousand Dollars ($16,200,000) (the “Purchase Price”).  The Parent shall deliver to the Company, via wire transfer, immediately available funds equal to the Purchase Price and the Company shall deliver to the Parent the Purchased Stock, and the Company and the Parent shall deliver the other items set forth in Section 2.2 deliverable at the Closing.  Upon satisfaction of the conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of Locke Lord Bissell & Liddell LLP, 300 S. Grand Avenue, Suite 2600, Los Angeles, California  90071, or such other location as the parties shall mutually agree.

2.2       Deliveries.On the Closing Date, the Company shall deliver or cause to be delivered to the Parent the following:

(i)         this Agreement duly executed by the Company;

(ii)        the Investor Rights Agreement duly executed by the Company;

(iii)       the certificate referenced in Section 2.3(b)(i), executed by the Company’s chief executive officer and chief financial officer; and

(iv)       the stock certificate or other instrument evidencing the Purchased

Stock.

(b)        On the Closing Date, the Parent shall deliver or cause to be delivered to the Company the following:

(i)         this Agreement duly executed by the Parent;

(ii)        the Purchase Price by wire transfer to such account as is specified in writing by the Company; and

(iii)       the Investor Rights Agreement duly executed by the Parent.

2.3       Closing Conditions.

(a)         The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)         the accuracy in all material respects on the Closing Date of the representations and warranties of the Parent contained in Section 3.2 hereof;

(ii)        all obligations, covenants and agreements of the Parent required to be performed under this Agreement at or prior to the Closing Date shall have been performed in all material respects; and

(iii)       the delivery by the Parent of the items set forth in Section 2.2(b) of this Agreement.

(b)         The obligations of the Parent hereunder in connection with the Closing are subject to the following conditions being met:

(i)         Except as set forth on Schedule A attached hereto and subject to the qualifications and modifications set forth in the introductory paragraph of Article III of the Merger Agreement and without giving effect to the  Transaction Documents and the transactions contemplated thereby, each of the representations and warranties of the Company (i) set forth in Section 3.8 of the Merger Agreement (Absence of Certain Changes or Events) shall be true and correct in all respects as of the Closing Date as if made at and as of the Closing Date, (ii) set forth in Section 3.1(a) of the Merger Agreement (Organization and Qualification) and Section 3.3 of the Merger Agreement (Capitalization), disregarding all qualifications contained therein relating to materiality or Company Material Adverse Effect, shall be true and correct in all material respects as of the Closing Date as if made at or as of the Closing Date (or, if given as of a specific date, at and as of such date), and (iii) set forth in Article III of the Merger Agreement (other than the Sections of Article III of the Merger Agreement described in clauses (i) and (ii) above, and other than Sections 3.4, 3.5, 3.18, 3.19, 3.20, 3.21 and 3.25 of the Merger Agreement (with respect to which no representations or warranties are made herein)), disregarding all qualifications contained therein relating to materiality or Company Material Adverse Effect, shall have been true and correct when made and shall be true and correct at and as of the Closing Date as if made at and as of the Closing Date (except for any such representations and warranties that expressly speak only as of a specific date or time, which only need to be so true and correct as of such date or time), in each case except where the failure of such representations and warranties to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and the Parent shall have received a certificate signed on behalf of the Company by its chief executive officer and its chief financial officer to such effect;

(ii)        the accuracy of the representations and warranties of the Company contained in Section 3.1 hereof, in each case except where the failure of such representations and warranties to be accurate has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

(iii)       all obligations, covenants and agreements of the Company required to be performed under this Agreement at or prior to the Closing Date shall have been performed in all material respects; and

(iv)       the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1       Representations and Warranties of the Company.  The Company hereby makes the following representations and warranties as of the Closing Date to the Parent:

(a)        Issuance of the Purchased Stock.  The Purchased Stock is duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company, other than the restrictions on transfer provided for in this Agreement, the Investor Rights Agreement and the Merger Agreement.

(b)        Authority Relative to the Sale of the Purchased Stock.  The Company has all necessary corporate power and authority to execute and deliver the Transaction Documents, to perform its obligations thereunder, and to consummate the sale of the Purchased Stock and other transactions contemplated thereby.  The execution and delivery by the Company of the Transaction Documents and the consummation by the Company of the purchase of the Purchased Stock and other transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize the Transaction Documents or to consummate the sale of the Purchased Stock and other transactions contemplated thereby.  The Transaction Documents have been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Parent, constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally, the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity) and discretion of any Governmental Authority (as hereinafter defined) before which a proceeding is brought.  The Board of Directors, at a meeting duly called and held, has (i) approved and declared advisable the Transaction Documents and the sale of the Purchased Stock and other transactions contemplated thereby (such approval and declaration having been made in accordance with the DGCL) and (ii) approved the execution, delivery and performance of the Transaction Documents and the consummation by the Company of the transactions contemplated thereby, including the issuance, sale and delivery of the Purchased Stock.

(c)        No Conflict.  The execution and delivery by the Company of the Transaction Documents do not, and the performance by the Company of the Transaction Documents will not, (i) conflict with or violate the charter of the Company (as currently in effect, the Restated Certificate of Incorporation dated May 12, 2005, as amended by the Certificate of Amendment to the Restated Certificate of Incorporation dated May 20, 2008), the bylaws of the Company (as currently in effect, the Amended and Restated Bylaws dated December 31, 2001, as amended by Amendment No. 2 effective February 12, 2004, Amendment No. 3 effective May 16, 2006, Amendment No. 4 effective December 11, 2006, Amendment No. 5 effective May 20, 2008 and Amendment No. 6 effective August 10, 2009) or the charter or bylaws or similar organizational document of any Subsidiary, (ii) conflict with or violate any statute, law, ordinance, regulation, rule or code (each, a “Law”) or any order, judgment or decree (each, an “Order”) applicable to the Company or any Subsidiary or by which any property, right or asset of the Company or any Subsidiary is bound or affected, or (iii) except as set forth in Section 3.5(a) of the Company Disclosure Schedule, result in any breach of, constitute a default (or an event which, with notice or lapse of time or both, would become a default), or loss of a benefit,  under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in an alteration of the rights under, or the creation of a Lien on any property, right or asset of the Company or any Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any property, right or asset of either of them is bound or affected, except, with respect to clause (iii), for any such conflicts, violations, breaches, defaults or other occurrences which has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d)        Required Filings and Consents.  The execution and delivery by the Company of the Transaction Documents do not, and the performance by the Company of the Transaction Documents and the transactions contemplated thereby will not, require any consent, approval, order, registration with, declaration,  authorization or permit of, or filing with or notification to, any United States federal, state, county or local government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body (including (x) a state public utility commission, state public service commission or similar state regulatory body or

(y) any departments of public health or departments of health or similar state regulatory bodies or body having jurisdiction over environmental protection or environmental conservation or similar matters under applicable Laws) (any of the foregoing, a “Governmental Authority”), except (i) filings required pursuant to Section 4.3, (ii) the filing with the Commission of the Registration Statement (and any amendments or other filings related thereto, including a prospectus or prospectus supplement), (iii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Purchased Stock and the listing of the Purchased Stock for trading thereon in the time and manner required thereby, (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws.

(e)        Certain Fees.  No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.  The Parent shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this paragraph that may be due in connection with the transactions contemplated by this Agreement

(f)         Private Placement.  Assuming the accuracy of the Parent’s  representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Purchased Stock by the Company to the Parent as contemplated hereby.

(g)        Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Purchased Stock, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

(h)        Listing and Maintenance Requirements.  The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and except as contemplated by the Merger Agreement the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is currently contemplating terminating such registration.

(i)         Application of Takeover Protections.  The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation or federal laws in the U.S. that is or could become applicable to the Parent as a result of the Parent and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Purchased Stock and the Parent’s ownership of the Purchased Stock.

(j)         No Integrated Offering. Assuming the accuracy of the Parent’s representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Purchased Stock to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(k)        No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Purchased Stock by any form of general solicitation or general advertising.  The Company has offered the Purchased Stock for sale only to the Parent.

(l)         No Other Representation or Warranty. The Company acknowledges and agrees that, except for the representations and warranties made by Parent that are expressly set forth in Section 3.2 of this Agreement, Parent does not make, and has not made, any representations or warranties in connection with the purchase of the Purchased Stock and the transactions contemplated hereby.  Except as expressly set forth herein, no Person has been authorized by Parent to make any representation or warranty relating to Parent or its respective businesses, or otherwise in connection with the purchase of the Purchased Stock and the transactions contemplated hereby and, if made, such representation or warranty may not be relied upon as having been authorized by Parent.

3.2       Representations and Warranties of the Parent.  The Parent represents and warrants as of the Closing Date to the Company as follows:

(a)        Organization; Authority.  The Parent is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of the Transaction Documents and performance by the Parent of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate or similar action on the part of the Parent.  Each Transaction Document to which it is a party has been duly executed by the Parent, and when delivered by the Parent in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Parent, enforceable against it in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity).

(b)        Authority Relative to the Purchase of the Purchased Stock.  The Parent has all necessary corporate power and authority to execute and deliver the Transaction Documents, to perform its obligations thereunder, and to consummate the purchase of the Purchased Stock and other transactions contemplated thereby.  The execution and delivery by the Parent of the Transaction Documents and the consummation by the Parent of the purchase of the Purchased Stock and other transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Parent are necessary to authorize the Transaction Documents or to consummate the purchase of the Purchased Stock and other transactions contemplated thereby.  The Transaction Documents have been duly and validly executed and delivered by the Parent and, assuming the due authorization, execution and delivery by the Company, constitute the legal, valid and binding obligation of the Parent, enforceable against the Parent in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally, the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity) and discretion of any Governmental Authority before which a proceeding is brought.  The Parent’s board of directors, at a meeting duly called and held, has (i) approved and declared advisable the Transaction Documents and the purchase of the Purchased Stock and other transactions contemplated thereby (such approval and declaration having been made in accordance with the DGCL) and (ii) approved the execution, delivery and performance of the Transaction Documents and the consummation by the Parent of the transactions contemplated thereby, including the purchase of the Purchased Stock.

(c)        No Conflict.  The execution and delivery by the Parent of the Transaction Documents do not, and the performance by the Parent of the Transaction Documents will not, (i) conflict with or violate the charter or the bylaws of the Parent, (ii) conflict with or violate any Law or Order applicable to the Parent or by which any property, right or asset of the Parent is bound or affected, or (iii) result in any breach of, constitute a default (or an event which, with notice or lapse of time or both, would become a default), or loss of a benefit, under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in an alteration of the rights under, or the creation of a Lien on any property, right or asset of the Parent pursuant to, any contract or obligation to which the Parent is a party or by which the Parent or any property, right or asset of Parent is bound or affected.

(d)        Required Filings and Consents.  The execution and delivery by the Parent of the Transaction Documents do not, and the performance by the Parent of the Transaction Documents and the transactions contemplated thereby will not, require any consent, approval, order, registration with, declaration, authorization or permit of, or filing with or notification to, any Governmental Authority, except the filing with the Commission of an amendment to the Parent’s recently filed Schedule 13D and the filing of a Form 4.

(e)        Own Account.  The Parent understands that the Purchased Stock constitutes “restricted securities” within the meaning of the Securities Act and has not been registered under the Securities Act or any applicable state securities law, and the Parent is acquiring the Securities Act as principal for its own account and not with a view to or for distributing or reselling such Purchased Stock or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Purchased Stock in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangements or understandings with any other Persons to distribute or regarding the distribution of such Purchased Stock (this representation and warranty not limiting the Parent’s right to sell the Purchased Stock pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law.

(f)         Parent Status.  At the time the Parent was offered the Purchased Stock, it was, and at the date hereof it is:  (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.  The Parent is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(g)        General Solicitation.  The Parent is not purchasing the Purchased Stock as a result of any advertisement, article, notice or other communication regarding the Purchased Stock published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(h)        Short Sales and Confidentiality Prior to the Date Hereof.  Other than consummating the transactions contemplated hereunder, the Parent has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Parent, executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing from the time that the Parent first proposed purchasing the Purchased Stock from the Company until the date hereof.

(i)         Brokers.  No broker, finder, investment banker or other firm or Person is entitled to any brokerage, finder’s or other fee or commission in connection with the offer and sale of the Purchased Stock or the other transactions contemplated herein based upon arrangements made by or on behalf of Parent for which the Company could have any liability.

(j)         Ownership of Company Stock.  As of the date of this Agreement, neither Parent nor any Affiliate of Parent beneficially owns any shares of Common Stock, except that Water Asset Management, LLC beneficially owns 1,173,969 shares of Common Stock.

(k)        Investigation and Agreement by Parent; No Other Representations or Warranties.  Parent acknowledges and agrees that it has made its own inquiry and investigation into, and, based thereon, has formed an independent judgment concerning the Company and its Subsidiaries and their businesses and operations.  Parent acknowledges and agrees that it has had an opportunity to ask all questions of and receive answers from the Company with respect to the Transaction Documents and the transactions contemplated by the Transaction Documents.  Parent acknowledges and agrees that, except as expressly set forth in the Transaction Documents, neither the Company or any of its Subsidiaries, nor any of their respective Representatives, will have or be subject to any liability or indemnification obligation to Parent, any of its

Representatives, or any other Person resulting from the delivery, dissemination or any other distribution to Parent or any other Person, or the use by Parent or any other Person, of any such information provided or made available to them by or on behalf of the Company, its Subsidiaries, or their respective Representatives, including any information, documents, projections, forecasts, estimates, or other forward-looking information, business plans, or other material provided for or made available to Parent or any of its Representatives in any physical or on-line data rooms, confidential information memoranda or in-person presentations or teleconferences in connection with the transactions contemplated by the Transactions Documents.  Parent acknowledges and agrees that, except for the representations and warranties made by the Company pursuant to Section 2.3(b)(i) or 3.1 of this Agreement, the Company does not make, and has not made, and Parent has not relied upon, any representation, warranty or statements by any Person on behalf of the Company or any of its Subsidiaries in connection with the purchase of the Purchased Stock and the transactions contemplated hereby.  Except as expressly set forth herein, no Person has been authorized by the Company to make any representation or warranty relating to the Company or any of its Subsidiaries or their respective businesses, or otherwise in connection with the Transaction Documents and the transactions contemplated thereby, and, if made, such representation or warranty may not be relied upon as having been authorized by the Company.  Without limiting the generality of the foregoing, Parent acknowledges and agrees that, except as provided pursuant to Section 2.3(b)(i) or 3.1 hereof, neither the Company or any of its Subsidiaries, nor any of their respective Representatives, makes or has made any representation or warranty to Parent or any of its Representatives or affiliates with respect to:

(i)         any forward-looking information such as projections, forecasts, estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Company or any of its Subsidiaries or the future business, operations or affairs of the Company or any of its Subsidiaries heretofore or hereafter delivered to or made available to Parent or its Representatives or affiliates; or

(ii)        any other information, statement or documents heretofore or hereafter delivered to or made available to Parent or its Representatives or affiliates, including the information in the on-line data room maintained by the Company through Intralinks, Inc., with respect to the Company or any of its Subsidiaries or the business, operations or affairs of the Company or any of its Subsidiaries, except to the extent and as expressly covered by a representation and warranty made by the Company pursuant to Section 2.3(b)(i) or 3.1 hereof.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1       Transfer Restrictions.

(a)        The Purchased Stock may only be disposed of or resold in compliance with the terms of the Investor Rights Agreement and applicable state and federal securities laws, and cannot be disposed of or resold unless pursuant to an effective Registration Statement under the Securities Act or an exemption from registration is available.  In connection with any transfer of Purchased Stock other than pursuant to an effective registration statement or Rule 144 or to the Company, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Purchased Stock under the Securities Act.

(b)        The Parent agrees to the imprinting, so long as is required by this Section 4.1, of a legend on any certificate or other instrument evidencing the Purchased Stock in the following form:

THIS SECURITY IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN AN INVESTOR RIGHTS AGREEMENT DATED MARCH 16, 2010.  THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(c)        Certificates or other instruments evidencing the Purchased Stock shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, or (ii) following the sale of the Purchased Stock pursuant to Rule 144, or (iii) if all of the applicable conditions under Rule 144 for sale of the Purchased Stock have been satisfied, including satisfaction of the one-year holding period provided for in Rule 144(d), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder.

(d)          The Parent agrees that the Parent will sell any Purchased Stock pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Purchased Stock is sold pursuant to a Registration Statement, it will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Purchased Stock as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

4.2       Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Purchased Stock to the Parent in a manner that would require the registration under the Securities Act of the sale of the Purchased Stock to the Parent or that would be integrated with the offer or sale of the Purchased Stock for purposes of the rules and regulations of the Trading Market.

4.3       Securities Laws Disclosure; Publicity.  The Company shall on the Trading Day following the Closing Date issue a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby and attaching this Agreement and the Investor Rights Agreement as exhibits thereto.  The Company and the Parent shall consult with each other in issuing any press releases or other public statements or comments with respect to the transactions contemplated by the Transaction Documents to the same extent as provided in Section 6.9 of the Merger Agreement.

4.4       Use of Proceeds.  The Company shall use the net proceeds from the sale of the Purchased Stock hereunder either (a) to reduce indebtedness outstanding under that certain Amended and Restated Credit Agreement dated February 15, 2008, by and between the Company, the several lenders parties thereto, and Bank of America, N.A., as Administrative Agent (as amended to date, the “Credit Agreement”), provided that it shall be understood that the Company may subsequently redraw funds under the Credit Agreement for capital expenditures, debt redemption and working capital purposes or (b) directly for capital expenditures, debt redemption and working capital purposes.

4.5       Indemnification of Parent.

(a)        Subject to the provisions of this Section 4.5, the Company will indemnify and hold the Parent and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Parent (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling Person (each, an “Indemnified Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any the Indemnified Parties may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement.  If any action shall be brought against any Indemnified Party in respect of which indemnity may be sought pursuant to this Agreement, the Indemnified Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Indemnified Party.  Any Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Parent except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, (x) a material conflict on any material issue between the position of the Company and the position of the Indemnified Party or (y) that there may be legal defenses available to such Indemnified Party different from or in addition to those available to the other party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.  The Company will not be liable to any Indemnified Party under this Agreement for any settlement by an Indemnified Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed.

(b)        The Company shall have liability under Section 4.5 hereof only if within the applicable survival period specified in Section 5.1 hereof, an Indemnified Party notifies the Company of a claim as provided in Section 4.5(a), specifying the factual basis of the claim in reasonable detail to the extent known by the Indemnified Party.

4.6       Listing of Purchased Stock.  The Company shall, if applicable: (i) prepare and file with such Trading Market a listing of additional shares notification covering the number of shares of Purchased Stock, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing on such Trading Market as promptly thereafter, (iii) provide to the Parent evidence of such listing, and (iv) maintain the listing of such shares of Purchased Stock.

4.7       Form D; Blue Sky Filings.  The Company agrees to timely file a Form D with respect to the Purchased Stock as required under Regulation D of the Securities Act and to provide a copy thereof, promptly upon request of the Parent. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Purchased Stock for, sale to the Parent at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Parent.

4.8       Waiver.  Parent does hereby consent to the Company’s entry into the Transaction Documents and the consummation of the transactions contemplated thereby, including the issuance and sale of the Purchased Stock, notwithstanding any prohibitions or restrictions with respect thereto contained in the Merger Agreement.

ARTICLE V.

MISCELLANEOUS

5.1       Survival. All representations and warranties contained in this Agreement shall survive the Closing for a period of the earlier of (i) six (6) months from the termination of the Merger Agreement pursuant to the terms thereunder or (ii) the Effective Date under the Merger Agreement, at which time all such representations and warranties will expire and terminate; provided that the representations and warranties set forth in Section 3.1(a) (Issuance of Purchased Stock), Section 3.1(b) (Authority Relative to the Sale of Purchased Stock), Section 3.1(c) (No Conflicts), Section 3.1(e) (Certain Fees), Section 3.2(b) (Authority Relative to the Purchase of Purchased Stock), Section 3.2(c) (No Conflicts) or Section 3.2(i) (Brokers ) shall survive the Closing indefinitely.

5.2       Termination.  This Agreement may be terminated by mutual agreement of the Company, and shall automatically terminate upon consummation of the Merger.

5.3       Fees and Expenses.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents.  The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of the Purchased Stock to the Parent.

5.4       Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto (and, to the extent referenced herein, the Merger Agreement), contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.5       Notices.  All notices and other communications required or permitted by this Agreement shall be in writing and shall be effective, and any applicable time period shall commence, when (a) delivered to the following addresses by hand or by a nationally recognized overnight courier service (costs prepaid and with proof of delivery) addressed to the following addresses or (b) transmitted electronically to the following facsimile numbers or e-mail addresses (receipt of which is confirmed) in each case marked to the attention of the Persons (by name or title) designated below (or to such other address, facsimile number, e-mail address, or Person as a party may designate by notice given in accordance with this Section 5.5 to the other party):

if to Parent :	c/o IIF Subway Investment LP
245 Park Avenue, 2nd Floor
New York, NY 10167
Facsimile No.: (212) 648-2033
E-mail: andrew.f.walters@jpmorgan.com christian.p.porwoll@jpmorgan.com
	Attention:	Andrew F. Walters
Christian P. Porwoll

and

c/o Water Asset Management, LLC
509 Madison Avenue, Suite 804
New York, NY 10022
Facsimile No.: (212) 754-5101
E-mail: m.robert@waterinv.com
Attention: Marc Robert

with a copy to:	Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Facsimile No.: (212) 455-2502
E-mail: aklein@stblaw.com
Attention: Alan Klein

if to the Company:	Southwest Water Company
One Wilshire Building
624 South Grand Avenue, Suite 2900
Los Angeles, California 90017-3782
Facsimile No.: (213) 929-1888
E-mail: mswatek@swwc.com
Attention: Mark A. Swatek

with a copy to:	Locke Lord Bissell & Liddell LLP
300 S. Grand Avenue, Suite 2600
Los Angeles, California 90071
Facsimile No.: (213) 341-6774
E-mail: nbrockmeyer@lockelord.com

Attention:  Neal H. Brockmeyer

5.6       Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Parent, or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.7       Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.8       Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  Neither the Company nor the Parent may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party.

5.9       No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.5.

5.10     Governing Law.  This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State, without giving effect to principles of conflicts of law.  All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in the Court of Chancery of the State of Delaware.  The parties hereby (a) submit to the exclusive jurisdiction of such court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, (b) agree that all claims in respect of such action or proceeding may be heard and determined only in such court, (c) agree not to bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court and (d) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement may not be enforced in or by such court.  Each party hereto irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

5.11     Execution.  This Agreement may be executed in two counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12     Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13     Replacement of Purchased Stock.  If any certificate or instrument evidencing any Purchased Stock is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction.  The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Purchased Stock.

5.14     Company Disclosure Schedule.  Parent shall not be entitled to claim that any fact or combination of facts constitutes a breach of any of the Company’s representations or warranties made pursuant to Section 2.3(b)(i) or 3.1 of  this Agreement if and to the extent that such fact or combination of facts has been disclosed in (i) any Section of the Company Disclosure Schedule, which shall be deemed to be disclosed with respect to any other Section of the Merger Agreement or this Agreement to the extent that it is reasonably apparent that such disclosure is applicable to such other Section or (ii) the Company SEC Reports filed prior to the date of this Agreement in sufficient detail to put a reasonable Person on notice of the relevance of the facts or circumstances so disclosed.  The inclusion of any information in the Company Disclosure Schedule shall not be deemed to be an admission or acknowledgement, in and of itself, that such information is required by the terms hereof to be disclosed, is material, has resulted or is reasonably expected to result in a Company Material Adverse Effect or is outside the ordinary course of business or that it would otherwise be appropriate to include any such information.

5.15     Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.16     Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SOUTHWEST WATER COMPANY

By:	/s/ Mark Swatek
Mark Swatek, Chief Executive Officer

SW MERGER ACQUISITION CORP.

By:	/s/ Andrew F. Walters
Andrew F. Walters, Authorized Signatory

Signature Page to Securities Purchase Agreement